SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 27th day of March, 2023.

IMPEL PHARMACEUTICALS INC.

By: /s/ Adrian Adams

Adrian Adams

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Adrian Adams and Rajiv Amin, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Adrian Adams	Chief Executive Officer and Director	March 27, 2023
Adrian Adams	(Principal Executive Officer)
/s/ Rajiv Amin	Interim Chief Financial Officer	March 27, 2023
Rajiv Amin	(Principal Financial Officer and Principal Accounting Officer)
/s/ David Allison	Director	March 27, 2023
David Allison

/s/ Timothy S. Nelson	Director	March 27, 2023
Timothy S. Nelson

/s/ H. Stewart Parker	Director	March 27, 2023
H. Stewart Parker

/s/ Ali Satvat	Director	March 27, 2023
Ali Satvat

/s/ Mahendra G. Shah	Director	March 27, 2023
Mahendra G. Shah

/s/ Diane E. Wilfong	Director	March 27, 2023
Diane E. Wilfong